UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2020

Avantor, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38912	82-2758923
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Radnor Corporate Center Building One, Suite 200 100 Matsonford Road Radnor, PA		19087
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 386-1700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AVTR	New York Stock Exchange
6.250% Series A Mandatory Convertible Preferred Stock, $0.01 par value	AVTR PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 17, 2020, a wholly-owned subsidiary of Avantor, Inc. (the “Company”), Avantor Funding, Inc. (the “Issuer”), closed its previously announced offering (the “Offering”) of $1,550,000,000 aggregate principal amount of the Issuer’s 4.625% Senior Notes due 2028 (the “Dollar Notes”) and €400,000,000 aggregate principal amount of 3.875% Senior Notes due 2028 (the “Euro Notes” and, together with the Dollar Notes, the “Notes”). The Offering was made in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), in the United States only to persons reasonably believed to be “qualified institutional buyers,” as that term is defined in Rule 144A under the Securities Act, or outside the United States pursuant to Regulation S under the Securities Act.

The Notes were issued pursuant to an Indenture, dated as of July 17, 2020 (the “Indenture”), among the Issuer, the Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

Interest on the Notes begins accruing on July 17, 2020, the issue date of the Notes. Interest on the Dollar Notes accrues at a rate of 4.625% per year, payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2021. Interest on the Euro Notes accrues at a rate of 3.875% per year, payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2021. The Notes mature on July 15, 2028.

The net proceeds of the offering, along with cash on hand, were used to redeem all of the Issuer’s outstanding 9.000% Senior Notes due 2025 (the “Existing Notes”) and to pay all fees and expenses related thereto.

Ranking; Guarantees

The Notes are senior unsecured obligations of the Issuer and rank equal in right of payment with all of the Issuer’s existing and future senior indebtedness and senior in right of payment to all of the Issuer’s existing and future subordinated indebtedness. The Notes are guaranteed on a joint and several unsecured basis by Vail Holdco Sub LLC, the Issuer’s direct parent and a direct wholly-owned subsidiary of the Company (“Holdings”), and each of Holdings’ wholly-owned domestic subsidiaries that guarantees obligations under the Issuer’s senior secured credit facilities (together with Holdings, the “Guarantors”). Such note guarantees rank equal in right of payment with all existing and future senior indebtedness of the Guarantors and senior in right of payment to all future subordinated indebtedness of the Guarantors. The Notes and the note guarantees are structurally subordinated to all of the existing and future indebtedness and other liabilities of any existing and future subsidiaries that do not guarantee the Notes.

Optional Redemption

The Issuer may, at its option, redeem the Dollar Notes, in whole or in part, at any time prior to July 15, 2023, at a price equal to 100% of the principal amount of the Dollar Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, plus the applicable “make-whole premium.” In addition, beginning on July 15, 2023, the Issuer may redeem all or a part of the Dollar Notes at a redemption price equal to 102.313% of the principal amount redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. The redemption price decreases to 101.156% and 100.000% of the principal amount redeemed on July 15, 2024 and July 15, 2025, respectively. In addition, at any time prior to July 15, 2023, the Issuer may, at its option, redeem up to 40% of the aggregate principal amount of the Dollar Notes issued under the Indenture with the proceeds of certain equity offerings at a redemption price equal to (x) 104.625% of the aggregate principal amount of the Dollar Notes to be redeemed, with an amount equal to or less than the net cash proceeds from one or more equity offerings to the extent such net cash proceeds are received by or contributed to the Issuer, plus (y) accrued and unpaid interest to, but excluding, the redemption date.

The Issuer may, at its option, redeem the Euro Notes, in whole or in part, at any time prior to July 15, 2023, at a price equal to 100% of the principal amount of the Euro Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, plus the applicable “make-whole premium.” In addition, beginning on July 15, 2023, the Issuer may redeem all or a part of the Euro Notes at a redemption price equal to 101.938% of the principal amount redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. The redemption price decreases to 100.969% and 100.000% of the principal amount redeemed on July 15, 2024 and July 15, 2025, respectively. In addition, at any time prior to July 15, 2023, the Issuer may, at its option, redeem up to 40% of the aggregate principal amount of the Euro Notes issued under the Indenture with the proceeds of certain equity offerings at a redemption price equal to (x) 103.875% of the aggregate principal amount of the Euro Notes to be redeemed, with an amount equal to or less than the net cash proceeds from one or more equity offerings to the extent such net cash proceeds are received by or contributed to the Issuer, plus (y) accrued and unpaid interest to, but excluding, the redemption date.

Repurchase at the Option of Holders

Upon the occurrence of a change of control triggering event or upon the sale of certain assets in which Issuer and its restricted subsidiaries do not apply the proceeds as required, the holders of a series of Notes will have the right to require the Issuer to make an offer to repurchase each holder’s Notes of such series at a price equal to 101% (in the case of a change of control triggering event) or 100% (in the case of an asset sale) of their principal amount, plus accrued and unpaid interest.

Covenants; Events of Default

The Indenture contains covenants that, among other things, limit the ability of the Issuer and its restricted subsidiaries to incur additional indebtedness or issue certain preferred shares, pay dividends, redeem stock or make other distributions, make certain investments, sell or transfer certain assets, create liens, consolidate, merge, sell or otherwise dispose of all or substantially all of the Issuer’s assets, enter into certain transactions with affiliates, and designate subsidiaries as unrestricted subsidiaries. These covenants are subject to a number of important exceptions and qualifications. Neither the Company nor Holdings is subject to the restrictive covenants of the Indenture. The Notes also contain customary events of default, the occurrence of which could result in the principal of and accrued interest on the Notes to become or be declared due and payable.

The foregoing summary of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture filed as Exhibits 4.1 to this Current Report on Form 8-K (including the form of Dollar Notes and Euro Notes included therein and filed as Exhibit 4.2 and Exhibit 4.3 hereto, respectively), which is incorporated herein by reference.

Item 1.02	Termination of Material Definitive Agreement.

On July 17, 2020, the Issuer completed the redemption in full of the $2,000,000,000 aggregate principal amount of issued and outstanding Existing Notes at a “make-whole” premium, plus accrued and unpaid interest to, but excluding, the redemption date. As a result, the Issuer and guarantors of the Existing Notes have no further obligations under the Existing Notes, the related guarantees or the indenture, dated as of October 2, 2017, as amended and supplemented from time to time, by and among the Issuer, the other guarantors party thereto and The Bank of New York Mellon Trust Company, N.A.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Indenture, dated as of July 17, 2020, among Avantor Funding, Inc., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.2	Form of Global Note for 4.625% Senior Notes due 2028 (included in Exhibit 4.1).

4.3	Form of Global Note for 3.875% Senior Notes due 2028 (included in Exhibit 4.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 17, 2020		Avantor, Inc.

	By:	/s/ Steven Eck
Steven Eck Senior Vice President and Chief Accounting Officer